UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

HORIZON ACQUISITION CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Cayman Islands	98-1545465
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 200 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	The New York Stock Exchange
Class A ordinary shares included as part of the units	The New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-240313

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The description of the units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant, the Class A ordinary shares and warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50, of Horizon Acquisition Corporation, a Cayman Islands exempted company, as set forth under the caption “Description of Securities” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2020 (Registration No. 333-240313), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HORIZON ACQUISITION CORPORATION

Date: August 20, 2020	By:	/s/ Todd L. Boehly
Name: Todd L. Boehly
Title: Chief Executive Officer, Chief Financial Officer and Director